                               SCHEDULE A

                 INFORMATION RESPECTING CHANGE OF AUDITOR

                     INTER-CITY PRODUCTS CORPORATION

1 QUEEN STREET EAST
SUITE 1820
POST OFFICE BOX 68
TORONTO, ONTARIO
M5C 2W5
(416)955-9789
FAX (416)955-4665


May 3, 1997

To the Securities Commission or similar
authority in each of the Provinces and Territories of Canada

Dear Sirs and Mesdames:

RE:   NOTICE OF CHANGE OF AUDITOR

This letter and the attached documents form part of the Reporting Package as set forth in paragraph 4.1 of National Policy No. 31 as approved for use in all Canadian jurisdictions by the Canadian Securities Administrators.
As there are no reportable events, no press release will be issued, but a copy of the Reporting Package will be included in the information circular for the next meeting of shareholders.

I hereby certify that the Reporting Package has been reviewed and approved by the Chairman of the Audit Committee, on behalf of Inter-City Products Corporation, as required under National Policy No. 31.

Yours very truly,

/s/ David P. Cain

David P. Cain
Senior Vice President,
General Counsel and Secretary
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                         NOTICE OF CHANGE OF AUDITOR

Inter-City Products Corporation (the "Corporation") hereby gives notice, pursuant to National Policy No. 31, as follows:

Management of the Corporation intends to recommend the appointment of the firm Arthur Andersen & Co. as the auditors of the Corporation, at the 1997 Annual and Special Meeting of Shareholders of the Corporation. The firm Coopers & Lybrand was appointed as the auditors of the Corporation at the 1996 Annual and Special Meeting of Shareholders and if management's recommendation is adopted, Coopers & Lybrand's term as the auditors of the Corporation will expire at the end of the Annual Meeting of Shareholders of the Corporation to be held on Friday, June 6, 1997.

There have been no reservations in the auditors' reports on the Corporation's annual financial statements for the two fiscal years preceding the date of this notice, being the reports of Coopers & Lybrand for the fiscal years ended December 31, 1995 and December 31, 1996.

The recommendation to change auditors as set forth above has been approved by the Audit Committee and the Board of Directors of the Corporation.

There have been no reportable events (including disagreements, unresolved issues and consultations) in connection with the audits of the two most recent fiscal years and any subsequent period to date.

DATED at Toronto, Ontario this 3rd day of May, 1997.

INTER-CITY PRODUCTS CORPORATION

/s/ David P. Cain

David P. Cain
Senior Vice President,
General Counsel and Secretary
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Coopers    [ chartered    [ 145 King Street West [ tel: (416)869-1130
& Lybrand  [ accountants  [ Toronto, Ontario     [ fax: (416)863-0926
           [              [ Canada M5H 1V8       [ direct tel: (416)941-8237
           [              [                      [ direct fax: (416)941-8146


May 3, 1997


To the Securities Commission or similar
authority in each of the Provinces and Territories of Canada

Dear Sirs and Mesdames:

Re:   INTER-CITY PRODUCTS CORPORATION

We have read the Notice of Change of Auditor of Inter-City Products Corporation dated May 3, 1997 and are in agreement with the statements contained in such Notice.


Yours very truly,

/s/ Coopers & Lybrand


Chartered Accountants

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                           ARTHUR ANDERSEN
                                                ------------------------
May 3, 1997                                     Arthur Andersen & Co.
                                                Chartered Accountants
                                                ------------------------
                                                Toronto Dominion Centre
                                                1900-79 Willington Street West
                                                PO Box 29
                                                Toronto Ontario M5K 1B9
                                                416 863 1540
                                                416 947 7878 Fax


To the Securities Commission Regulatory
  Authorities in each of the Provinces and Territories of Canada

Dear Sirs and Mesdames:

RE:  INTER-CITY PRODUCTS CORPORATION

We have read the Notice of Change of Auditor of Inter-City Products Corporation dated May 3, 1997 and are in agreement with the statements contained in such Notice.

Yours very truly,

/s/ Arthur Andersen & Co.

Chartered Accountants